Exhibit 99.1

Going Public on

NASDAQ: What it Means

for Amesite

October 1, 2020

Amesite Inc., with its cutting-edge artificial intelligence software providing affordable, customized and fully managed online learning ecosystems for the enterprise and higher education, aims to boost its presence and benefit its stakeholders by listing its common stock on the Nasdaq Capital Market (“Nasdaq”). The company started trading on Nasdaq under the symbol “AMST” on Sept. 25.

The U.S. stock market’s strength, resilience and popularity have shone brightly throughout the global coronavirus pandemic and its otherwise devastating toll.

The resurgent bull market has been led in part by technology companies, as well as by free trading apps that give individual investors greater freedom to buy stocks.

Why do companies list on exchanges like Nasdaq in order to trade publicly? It’s often a strategic move! A company that goes public cuts its overall capital costs and, at the same time, increases its capacity to raise money by spreading ownership risk among shareholders. Going public also lets companies attain additional funds by issuing more stock and gain leverage in taking out loans if those needs arise.

Other benefits include:

●	Attracting talent. Stock and stock option programs may prove the difference in competing for and rewarding the best employees.

●	Market exposure. The company’s reputation gets a boost from market makers, institutional traders, and mutual and hedge funds.

●	Brand equity. The company gains greater visibility and credibility among the public with the increased transparency that public reporting requires.

HISTORY AND IMPACT OF NASDAQ

Nasdaq is known for its impressive, forward-thinking listings and powerhouse technology companies, including global giants such as Apple Inc., Amazon.com Inc., Alphabet, Facebook and Intel Corp.

The National Association of Securities Dealers Automated Quotations opened on Feb. 8, 1971, and differentiated itself by being the first stock exchange with its own website, the first to allow online trading and as a tech-savvy institution that embraced cloud computing and storage. Nasdaq-operated exchanges also let investors trade in bonds, commodities, exchange-traded funds and other sophisticated investments.

Nasdaq operates with three major moving pieces:

●	The interface – This is the place where broker dealers and market makers gain access to the system. Buyers and sellers enter their trades electronically with their broker dealers, and those trades come into the Nasdaq system through hundreds of computers.

●	The matching engine – This is the centerpiece that handles millions of matches daily. Transactions, once complete, return to the buyers’ and sellers’ broker dealers.

●	Quote services – This element comprises data that feed the buy and sell price quotes that Nasdaq provides.

The exchange boasts a roughly $11.1 trillion cumulative market capitalization for the stocks listed on it, second only to the New York Stock Exchange with a $28.5 trillion cumulative market cap. *

WHY NASDAQ MATTERS

Nasdaq’s heavy weighting toward tech lets investors use it as a barometer of how much risk investors are willing to take on at any one time. That’s why it is especially important to growth investors. When Nasdaq leads the way, investors’ risk appetite remains strong, meaning that growth investors can continue to take on risk.

That’s exciting for anyone who sees a company’s potential. After all, Apple, Amazon and Netflix started as growth stocks before skyrocketing into some of the best performers and most coveted stocks on the market.

So how do you spot an up-and-comer?

●	It’s usually a fast-growing company that boasts breakthrough ideas and valuable services.

●	A good growth stock often outperforms the market with its share price.

●	Stay aware of the market’s performance. A bull market lets investors take risks on more speculative stocks.

●	Be patient. Most companies take years to realize their potential, so sit tight while technologies and strategies gain traction.

Growth stocks also use much of their earnings, resources, and profits to expand their products or services and generate more revenue. They initially refrain from distributing their earnings in the form of dividends because of the emphasis on reinvesting.

WHAT DOES THIS MEAN FOR AMESITE?

We believe Amesite fits right in on Nasdaq! With our strong focus on disruptive technology and our aims to make in impact in large markets, we believe that being listed on Nasdaq is an amazing opportunity! We look forward to being part of the Nasdaq family, and as always, improving the way the world learns.

SOURCES:

●	Business Dictionary: Why Does A Company Decide to Go Public? http://www.businessdictionary.com/article/780/why-does-a-company-decide-to-go-public/

●	The Motley Fool: What is the Nasdaq Stock Exchange? https://www.fool.com/investing/stock-market/exchange/nasdaq/

●	Money: How Stuff Works: How the NASDAQ Stock Exchange Works https://money.howstuffworks.com/nasdaq.htm

●	Cabot Wealth Network: Feb. 9, 2017, “Why the Nasdaq Is So Important to Growth Investing.” https://cabotwealth.com/daily/growth-stocks/nasdaq-important-in-growth-investing/

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

* Forbes.com, Sept. 16, 2019, “NYSE May Be Bigger, but Nasdaq Growing Faster.” https://www.forbes.com/sites/greatspeculations/2019/09/16/nyse-may-be-bigger-but-nasdaq-is-growing-faster/ - aa1f87337c25

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